UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01     Regulation FD Disclosure

On March 18, 2011 we announced that our company had signed a letter of intent to acquire worldwide distribution rights to past and future mixed martial arts (“MMA”) fights with Prestige Fights, plus certain rights to the brand and sponsorship representation.

Prestige Fights is an established mixed martial arts promotions company located in New Orleans, Louisiana that produces the Bayou Brawl MMA event series as well as co-promoting and matchmaking with other regional MMA organizations. Through years of promoting, both Carlos Mena, the CEO of Prestige Fights, and Mitch Klein, Head of Operations and matchmaker have grown the sport of MMA in Louisiana, providing quality matches for professional fighters such as Kelvin Doss (Bellator Fighting Championships), Rich Clementi (Ultimate Fighting Championship) and Charlie Rader (current season of The Ultimate Fighter).

On March 29, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Rumble In The Cage, plus certain rights to the brand and sponsorship representation.

Rumble In The Cage (RITC) is an established mixed martial arts promotions organization located in Lethbridge, Alberta, Canada that has produced 42 fight events throughout its history. RITC was formed by Lee Mein, Jason Day and Blair Foster in 2000 and was the first legal MMA show in the province. Active alumni from the Rumble In The Cage series include current UFC fighters Krzysztof Soszynski, Nick Ring and Jesse Bongfeldt. Also, the RITC fight archives contain hundreds of matches with fighters who pioneered the sport of MMA in North America.

Rumble In The Cage has a tremendous archive of quality MMA fights. Our company believes this is a significant addition to our network of promoters and our growing Takedown Fight library.

On March 30, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Extreme Fighting Challenge, plus certain rights to the brand and sponsorship representation.

Extreme Fighting Challenge (EFC) is a mixed martial arts promotion series produced by MMA fighter/manager/promoter Bill “The Butcher” Mahood that has run from 2002 to 2010. The 10 event series was held in the cities of Prince George and Vernon, British Columbia, Canada, and showcased such MMA fighters as Rory MacDonald (UFC), Jake Ellenberger (UFC), Kajan Johnson (MFC) and the legendary Jose Landi-Jons.

On March 31, 2011 we announced the appointment of Dr. Diego Allende to our Advisory Board.

Dr. Allende is a licensed physician with a practice in Fresno, California specializing in occupational and family medicine. A field director for the California State Athletic Commission, Dr. Allende is a member of the American Association of Professional Ringside Physicians, the American Academy of Family Medicine, and the American Lung Association; he is also certified by the American Board of Family Medicine and the National Board of Osteopathic Medical Examiners.

Dr. Allende brings to our company his extensive experience and relationships within the MMA and combat sports communities. Dr. Allende has been a ring doctor since 2002 for mixed martial arts events as well as boxing matches. He has worked with MMA promotions such as the UFC, World Extreme Cagefighting (WEC), Strikeforce, Tachi Palace Fights and King of the Cage, as well as a number of grassroots level MMA promoters throughout California. As head doctor at ringside, he has worked pay-per-view title belt boxing events on HBO and Showtime as well as television broadcasts for Golden Boy Promotions.

His special interest in sports nutrition and athlete performance has made him the go-to resource for athletes seeking to optimize their professional performance. To deepen his knowledge in this area, he is pursuing a Masters Degree in Metabolic Nutrition with the University of Florida.

Dr. Allende’s role on the Advisory Board is to advise and support the development of new relationships within the MMA industry, provide advice on company initiatives, and further the development and marketing of Takedown programming and merchandise for North American and International markets.

On April 7, 2011 we announced that we appointed Matt “The Law” Lindland as a Special Advisor to our operating subsidiary Takedown Fight Media Inc.

Mr. Lindland has been a legendary figure and icon in the sport of MMA for over 15 years, credited as one of the fighters who helped establish the global popularity of mixed martial arts. With a collegiate background in Greco-Roman and freestyle wrestling, he is a 4-time Pan American Gold medalist and a Silver medalist at the 2000 Olympic Games in Sydney, Australia and at the 2001 FILA Wrestling World Championships. In his professional MMA career he has a record of 22 wins and 8 losses, fighting the best in the sport. He has appeared in MMA promotions worldwide including 12 fights for the UFC and multiple fights for Strikeforce, Affliction, the International Fight League (IFL), and Bodog Fights.

Mr. Lindland currently trains and manages MMA fighters while working closely with MMA promoters nationally and internationally. He co-founded the Team Quest training camp alongside Randy “The Natural” Couture, which he still runs in Portland, Oregon. He has managed and trained some of the biggest names in MMA including Chael Sonnen, B.J. Penn, and most recently Jake Shields in preparation for his upcoming fight against Georges St. Pierre, the current Welterweight Champion of the UFC. He also runs the MMA fight promotion SportFight, which he co-founded in 2001 with Randy Couture.

Matt Lindland brings to our company a new level of competitiveness, a wealth of experience working with MMA promoters, fighters and trainers around the world, and a remarkable amount of respect from everyone in the industry. Mr. Lindland is not only one of the primary builders of the sport but an instantly recognizable leader in MMA. Due to his credentials and storied career, there are very few people like him in the world; his insights and opinions of the business will be an invaluable asset to Takedown Fight Media. We are very pleased he is working with us.

As a Special Advisor to Takedown Fight Media, Mr. Lindland’s role is to assist in developing new relationships within the MMA industry including international MMA fight promoters, providing advice and direction on company initiatives, and supporting the marketing and development of the Takedown brand on a global scale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ “Peter E. Wudy”
Peter E. Wudy
President and Director

Date: April 11, 2011